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                                                                    EXHIBIT 10.8

                                 MUTUAL RELEASE

     This Mutual Release (the "Release") is entered into and effective this 27th day of March, 1996 (the "Effective Date"), by and between the Barona Group of Capitan Grande Band of Mission Indians also known as the Barona Band of Mission Indians, a federally recognized Indian Tribe (hereinafter "Barona" or the "Band") and Inland Casino Corporation, a Utah corporation, successor to Inland Casino Partners, a California partnership (hereinafter "Inland").

                                    RECITALS

     WHEREAS, the Band is a federally recognized Indian Tribe possessing sovereign powers over the Barona Indian Reservation in San Diego County, California;

     WHEREAS, the Band desires to expedite the development of the economy of the Barona Reservation in order to improve tribal self-government and economic self-sufficiency, to enable the Band better to serve the social, economic, educational and health needs of its members and to provide its members with opportunities to improve their own economic circumstances without having to work outside of the Reservation community;

     WHEREAS, the Band has established and is now operating and managing the Barona Casino as the best feasible means by which to accomplish the Band's objectives as described in the preceding paragraph (hereinafter the "Enterprise");

     WHEREAS, in furtherance of the above goals, the Band and Inland entered into that certain agreement entitled "Gaming Management Agreement" dated February, 1992, as amended, for the term of seven (7) years and under which Inland would receive a fee equal to certain percentages of the net revenue of the Enterprise, in the form attached hereto as Exhibit "A" (the "Gaming Agreement");

     WHEREAS, pursuant to the Gaming Agreement, Inland provided the Band the technical assistance, advice, training and consulting services required by the Band, while respecting the sovereign rights and authority of the Band;

     WHEREAS, the Band and Inland have now mutually agreed to release and extinguish their mutual rights, duties, and obligations as described and found in the Gaming Agreement, and have agreed simultaneously to enter into a Consulting Agreement, substantially in the form attached hereto as Exhibit "B."

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1. Release of Current Gaming Agreement. The Band and Inland hereby, and pursuant to the terms of this Release, release and extinguish the Gaming Agreement, and the rights, duties, and obligations of each as described and found in that contract, as of the effective date of this Mutual Release.

     2. Waiver and Release. By and through this Release, the Band and Inland hereby waive, release and forever discharge each other from any and all claims, actions, causes of action and/or liabilities arising under, or in connection with, the Gaming Agreement, as described more fully in paragraph five (5) hereto.

     3. Contemporaneous Execution of Consulting Agreement. Contemporaneous with the execution of this Release, and as a material element of the consideration herein, the Band and Inland agree to enter into, execute and be bound by the Consulting Agreement, dated and effective as of March 27, 1996, substantially in the form attached hereto as Exhibit "B."

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     4. Representations, Warranties and Covenants.  Both the Band and Inland
hereby represent and warrant that they have full power and authority to execute and deliver this Release and to perform the obligations herein, and that the execution and delivery of this Release, and the performance of the obligations herein, have been duly authorized and approved by all necessary entities or officials, including Inland's Board of Directors, and the Band's General Council.

     5. Extent of Waiver and Release. Consistent with the "Waiver and Release" section of this Release in paragraph two (2) hereto, the Band and Inland hereby acknowledge that each releases and forever discharges the other, and their respective officials, shareholders, officers, directors, agents, employees, successors and assigns from any and all obligations and defaults, acts, actions, causes of action, suits, proceedings, disputes, rights, claims and demands, at law or in equity (whether real or contingent, known or unknown), that each has ever had, now has or may hereafter have, arising from or related to the Gaming Agreement or the actions or omissions of any of their respective officials, officers, directors, agents, employees, successors and assigns which are related, whether directly or indirectly, to that contract, whether such actions or omissions were willful, wanton, intentional, negligent or otherwise, except as may be required by applicable federal law. The parties expressly waive all rights under Section 1542 of the Civil Code of the State of California, including any successor statute and under any similar or equivalent provision of federal law. The parties understand that Section 1542 provides as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Nothing herein shall, or shall be construed to, release or waive any obligations of either party under this Release, under the Consulting Agreement, or in connection with any financial adjustments arising out of the annual audit for the current fiscal year.

     6. Further Assurances. Each of the parties hereto shall execute and deliver all other instruments and take all other actions that the other party may reasonably request from time to time to effectuate the transactions provided for herein.

     7. Notices. Any notice required to be given pursuant to this Release shall be delivered by Express Mail or overnight courier service, addressed as follows:

        to the Band at                              Chairman Clifford LaChappa
                                                    Barona Group of Capitan Grande
                                                    Band of Mission Indians
                                                    1000 Barona Road
                                                    Lakeside, California 92040

        with a copy to:                             Art Bunce, Esq.
                                                    Post Office Box 1416
                                                    Escondido, California 92033

        and to Inland at:                           Lloyd D. Speer, II
                                                    Inland Casino Corporation
                                                    4225 Executive Square, Suite 1650
                                                    La Jolla, California 92037

        with a copy to:                             Bill Hammer, Esq.
                                                    General Counsel
                                                    Inland Casino Corporation
                                                    4225 Executive Square, Suite 1650
                                                    La Jolla, California 92037

        or to their designees.

     8. Waiver of Sovereign Immunity. The Band waives its sovereign immunity from suit solely for purposes of enforcement of the terms of this Release. This waiver is a limited waiver of immunity, and any

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damages which may arise as a result of the Band's or its officially recognized representatives' action shall be limited exclusively to the Band's interest in revenues derived from the operation of the Enterprise. This limited waiver of sovereign immunity is granted solely for purposes of implementing this Release and shall be regarded as a limited waiver of sovereign immunity in any subsequent court proceeding commenced for purposes of enforcing the terms of this Release. Nothing contained in this limited waiver shall be construed to confer any benefit, tangible or intangible, on any person or entity not a party to this Release or as a waiver with respect to any third person or entity.

     9. Attorneys' Fees and Costs. Each party shall bear its own attorneys' fees and costs in connection with the preparation and execution of the Release. In the event of any disputes relating to and/or arising under this Release and/or the transactions contemplated herein, the prevailing party shall be entitled to receive its reasonable attorneys' fees and its costs and expenses of arbitration or litigation, in addition to any other relief to which such party may be entitled.

     10. Arbitration. Any dispute relating to and/or arising under this Release and/or the transactions contemplated herein shall be submitted to binding arbitration before the American Arbitration Association (the "AAA") in San Diego, California, and decided under the AAA's Commercial Arbitration Rules. The prevailing party shall be entitled to seek confirmation and enforcement of any arbitration award in any court of competent jurisdiction located in San Diego County, California.

     11. No Lease or Possessory Interest. The parties to this Release agree and expressly warrant that this Release is not a lease and does not convey any present interest whatever in the building or property on which the Band's Enterprise is located, or any proprietary or possessory interest in the Enterprise itself. The Band maintains the sole proprietary and possessory interest in the Enterprise. Moreover, the parties to this Release further warrant and understand that this Release does not relate to the management of the Enterprise; does not grant to Consultant the exclusive right to operate the Enterprise; does not prohibit the Tribe from encumbering its lands; and that the Release is not "relative to Indian lands" within the meaning of 25 U.S.C.
Section 81.

     12. Conflict of Interest Prohibitions.

     A. The parties represent that no payments have been made and agree that no payment will be made to any elected member of the Band's tribal government or relative of any elected member of the Band's tribal government for the purpose of obtaining or maintaining this Release or any other privilege for Inland. For purposes of this paragraph, "relative" means an individual who is related to and lives in the immediate household of an elected member of the Band's tribal government.

     B. No party interest in Inland is an elected member of the government of the Band, or a relative of said member as defined by the Secretary of the Interior.

     13. Modification. This Release may be modified only with the formal written agreement of both parties.

     14. Severability. In the event any provision of this Release is for any reason held to be illegal or unenforceable, such provision will be severed or otherwise modified as may best preserve the intention of the parties hereto, and the Release as so modified will remain in full force and effect.

     15. Recitals Incorporated. The recitals set forth above are a material part of this Release, and are incorporated herein as if fully set forth herein.

     16. Governing Law. This Release shall be governed by the laws of the United States.

     17. Entire Agreement. This Release is the entire agreement between the parties with respect to the subject matter of this Release and it is expressly understood that there are no oral, written, or collateral agreements between the parties or other parties with a financial interest in the subject matter of this Release.

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     IN WITNESS WHEREOF, the undersigned have caused this Release to be executed and delivered as of the day and year first above written.

                                          BARONA GROUP OF CAPITAN GRANDE
                                          BAND OF MISSION INDIANS, aka BARONA
                                          BAND OF MISSION INDIANS

                                          By: /s/ CLIFFORD LACHAPPA
                                            ------------------------------------
                                            Clifford LaChappa
                                          Its: Chairman

                                          INLAND CASINO CORPORATION,
                                          a Utah corporation

                                          By: /s/ LLOYD D. SPEER, II
                                            ------------------------------------
                                            Lloyd D. Speer, II
                                          Its: Chairman








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